Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED FINANCIAL INFORMATION

This Unaudited Pro Forma Condensed Consolidated Combined Financial Information is included as Exhibit 99.5 to the Current Report on Form 8-K/A (the “Form 8-K/A”) filed by AERWINS Technology Inc. (the “Company” or “AERWINS”) with the Securities and Exchange Commission (the “SEC”) on April 27, 2023. Defined terms included below have the same meaning as terms defined and included in Company’s Current Report on Form 8-K filed with the SEC on February 9, 2023 (the “Original 8-K”) to which the Form 8-K/A relates and, if not defined in the Original Form 8-K, in the final prospectus and definitive proxy statement filed with the SEC pursuant to Rule 424(b)(3) on January 13, 2023 (the “Proxy Statement/Prospectus”). Unless the context otherwise requires, “AERWINS” refers to AERWINS Technology Inc. prior to the Closing, and “Pono” refers to Pono Capital Corp. prior to the Closing.

The following unaudited pro forma condensed consolidated combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The historical financial information of Pono was derived from the audited financial statements of Pono as of and for the year ended December 31, 2022. The historical financial information of AERWINS was derived from the audited consolidated financial statements of AERWINS as of and for the year ended December 31, 2022. Such unaudited pro forma financial information has been prepared on a basis consistent with the audited financial statements of Pono and AERWINS, respectively, and should be read in conjunction with the audited historical financial statements and related notes, as well as [Exhibit 99.1] to the Form 8-K/A and “Aewins’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” included as [Exhibit 99.3] to the Form 8-K/A and Pono’s audited financial statements and related notes beginning on page F-1 of Pono’s Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 31, 2023 (the “Pono 2022 Form 10-K”) as well as Pono’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Item 7 of the Pono 2022 Form 10-K.

The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Pono is treated as the “acquired” company for financial reporting purposes. AERWINS has been determined to be the accounting acquirer because existing AERWINS shareholders, as a group, will retain the largest portion of the voting rights in the combined entity when contemplating the various redemption scenarios, the executive officers of AERWINS are the initial executive officers of the combined company, and the operations of AERWINS will be the continued operations of the combined company.

The unaudited pro forma condensed combined and consolidated balance sheet as of December 31, 2022 assumes that the Business Combination and related transactions occurred on December 31, 2022. The unaudited pro forma condensed combined and consolidated statements of operations for the year ended December 31, 2022 give pro forma effect to the Business Combination and related transactions as if they had occurred on January 1, 2022. Pono and AERWINS have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

These unaudited pro forma condensed combined and consolidated financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination and related transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined and consolidated financial information.

Description of the Business Combination

On September 7, 2022, the Company entered into an agreement and Plan of Merger with AERWINS, a Delaware corporation. Pursuant to the Merger Agreement, among other things and subject to the terms and conditions contained therein, the outstanding shares of Class A common stock, par value $0.000001 per share, of Pono (“Pono Class A common stock”), including any shares of Class B common stock, par value $0.000001 per share, of Pono (“Pono Class B common stock”, and together with the Pono Class A common stock, the “Pono common stock”) all of which will be converted into Pono Class A common stock in accordance with Pono’s third amended and restated certificate of incorporation (the “Pono Charter”), will be redesignated as common stock, par value $0.0001 per share, of AERWINS (which will be the new name of Pono after the Closing, as described below, “New Pono”) (referred to herein as “New Pono common stock”).

In accordance with the terms and subject to the conditions of the Merger Agreement, the aggregate consideration for the Merger, the AERWINS securityholders as of immediately prior to the Effective Time (“AERWINS securityholders”), shall be entitled to receive from Pono, a number of shares of New Pono common stock in an amount equal to $600 million, subject to adjustments for AERWINS’ closing debt net of cash (“Closing Net Indebtedness”), the amount by which AERWINS’ net working capital is less than or exceeds $3.0 million (“Net Working Capital”), and unpaid transaction expenses (“Transaction Expenses”) (collectively, the “Merger Consideration”), as described below, and upon the Merger (i) all of the issued and outstanding capital stock of AERWINS immediately prior to the Effective Time (other than those properly exercising any applicable appraisal rights under Delaware law) will automatically be cancelled and shall cease to exist, in exchange for the right to receive pro rata shares of the aggregate Merger Consideration to be paid to the AERWINS stockholders as of immediately prior to the Effective Time, and (ii) each outstanding option and warrant to acquire shares of AERWINS common stock (whether vested or unvested) will be assumed by Pono and automatically converted into an option or warrant to acquire shares of New Pono common stock, with its price and number of shares equitably adjusted based on the conversion ratio of the shares of AERWINS common stock into the Merger Consideration, as provided in the Merger Agreement and as more particularly described in the notice.

The pro forma adjustments giving effect to the Business Combination and related transactions are summarized below, and are discussed further in the footnotes to these unaudited pro forma condensed combined and consolidated financial statements:

•	the consummation of the Business Combination and reclassification of cash held in Pono’s Trust Account to cash and cash equivalents, net of redemptions (see below); and

•	the accounting for deferred offering costs and transaction costs incurred by both Pono and AERWINS.

Prior to the Closing, Pono’s public stockholders holding 11,328,988 shares of Class A common stock elected to redeem such shares.

The following summarizes the pro forma ownership of common stock of AERWINS following the Business Combination and related transactions:

	Number of Shares	Percentage of Outstanding Shares
Aerwins Stockholders	51,986,565	93.3%
Pono Public Stockholders	171,012	0.3%
Pono Sponsor and affiliates	3,569,175	6.4%

Pro forma common stock at December 31, 2022	55,726,752	100.0%

PRO FORMA CONDENSED COMBINED AND CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2022

	Pono Capital Corp (Historical)	Aerwins Technologies, Inc. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$193,829	$1,278,026	$1,130,000	A	$4,744,568
			1,795,997	C
	—	—	5,000,000	D	—
	—	—	5,321	E	—
	—	—	(4,658,605)	F	—
Notes receivable	—	3,488			3,488
Accounts receivable, net	—	980,688	—		980,688
Other receivable	—	2,089,921	(5,321)	E	2,084,600
Inventory	—	2,687,092	—		2,687,092
Escrow deposit	—	575,000	—		575,000
Prepaid expenses and other current assets	25,750	611,959	—		637,709

Total current assets	219,579	8,226,174	3,267,392		11,713,145
Investments held in Trust Account	120,600,737	—	(118,804,740)	B	—
			(1,795,997)	C
Equity method investments	—	997,470	—		997,470
Operating lease right-of-use assets	—	693,474	—		693,474
Property and equipment, net	—	1,390,547	—		1,390,547
Intangible assets, net	—	150,576	—		150,576
Other assets	—	213,370	—		213,370
Other long term receivables	—	107,735	—		107,735

Total assets	$120,820,316	$11,779,346	$(117,333,345)		$15,266,317

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$720,507	$3,333,675	$(448,618)	F	$3,605,564
Others payable	—	230,060	—		230,060
Accrued expenses and other current liabilities	386,701	402,036	(401,920)	F	386,817
Income tax payable	159,122	—	—		159,122
Franchise tax payable	200,000	—	—		200,000
Contract liabilities	—	1,104,582	—		1,104,582
Notes Payable—current	—	—	1,580,000	A	1,580,000
Other current liabilities	—	380,344	—		380,344
Current portion of long-term liabilities	—	54,624	—		54,624
Finance leases liabilities-current	—	102,114	—		102,114
Operating leases liabilities-current	—	293,710	—		293,710
Sponsor working capital loan	150,000	—	—		150,000

Total current liabilities	1,616,330	5,901,145	729,462		8,246,937
Long-term loans	—	3,259,237	—		3,259,237
Corporate bond	—	—	—		—
Finance leases liabilities-non-current	—	87,056	—		87,056
Operating leases liabilities-non-current	—	397,720	—		397,720
Other long term liabilities	—	225,284	—		225,284
Deferred underwriting fee payable	3,450,000	—	(450,000)	A	—
			(3,000,000)	F
Warrant liabilities	643,213	—	—		643,213

Total liabilities	5,709,543	9,870,442	(2,720,538)		12,859,447

Class A common stock subject to possible redemption	120,141,615	—	(118,804,740)	B	—
			(1,336,875)	G

Stockholders’ equity (deficit)
Preferred stock	—	—	—		—
Common stock	6	3,000	3	D	56
			(2,953)	H
Additional paid-in capital	—	49,296,390	4,999,997	D	50,067,698
			(537,669)	F
	—	—	1,336,875	G	—
	—	—	2,953	H	—
	—	—	(5,030,848)	I	—
(Accumulated deficit) retained earnings	(5,030,848)	(46,472,904)	(270,398)	F	(46,743,302)
	—	—	5,030,848	I	—
Accumulated other comprehensive loss	—	(917,582)	—		(917,582)

Total stockholders’ equity (deficit)	(5,030,842)	1,908,904	5,528,808		2,406,870

Total liabilities, temporary equity, and stockholders’ equity	$120,820,316	$11,779,346	$(117,333,345)		$15,266,317

PRO FORMA CONDENSED COMBINED AND CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Pono Capital (Historical)	Aerwins Technologies, Inc. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenues	$—	$5,207,490	$—		$5,207,490
Cost of Sales	—	5,070,507	—		5,070,507

Gross Profit	—	136,983	—		136,983
Operating costs
Formation and operations	2,102,272	—	—		2,102,272
Franchise tax expense	200,000	—	—		200,000
Selling expenses	—	90,654	—		90,654
General and administrative expenses	—	7,212,327	270,398	AA	7,482,725
Research and development expenses	—	8,926,205	—		8,926,205

Total operating costs	2,302,272	16,229,186	270,398		18,801,856

Operating loss	(2,302,272)	(16,092,203)	(270,398)		(18,664,873)

Other income (expense), net
Interest Income	(8,321)	—	—		(8,321)
Dividends earned on marketable securities held in Trust Account	1,702,524	—	(1,702,524)	BB	—
Interest expense	—	(25,065)	—		(25,065)
Gain on foreign currency transaction	—	60,533	—		60,533
Loss on disposal of fixed assets	—	(9,316)	—		(9,316)
Impairment on fixed assets	—	(511,695)	—		(511,695)
Equity in earning of investee	—	(16,964)	—		(16,964)
Gain on sale of investment securities	—	1,801,660	—		1,801,660
Other income	—	314,774	—		314,774
Loss on change in fair value of Sponsor Working Capital Loan	17,400	—	—		17,400
Change in fair value of warrant liabilities	3,612,764	—	—		3,612,764

Total other income (expense), net	5,324,367	1,613,927	(1,702,524)		5,235,770

Income (loss) from operations before income taxes	3,022,095	(14,478,276)	(1,972,922)		(13,429,103)
Income tax expense	(289,122)	(1,543)	—		(290,665)

Net income (loss) from continuing operations	2,732,973	(14,479,819)	(1,972,922)		(13,719,768)

Other comprehensive income
Foreign currency translation adjustment	—	(679,525)	—		(679,525)

Total comprehensive income (loss)	$2,732,973	$(15,159,344)	$(1,972,922)		$(14,399,293)

Net income (loss) per share (Note 4):
Weighted average shares outstanding of Class A common stock	12,043,159	—			—
Basic and diluted net income per common stock	$0.17	—			—
Weighted average shares outstanding of Class B common stock	2,875,000	—			—
Basic and diluted net income per common stock	$0.17	—			—
Weighted average shares outstanding—basic	—	28,565,198			55,726,752
Weighted average shares outstanding—diluted	—	31,427,684			55,726,752
Net loss per share—basic	—	$(0.51)			$(0.25)
Net loss per share—diluted	—	$(0.46)			$(0.25)

NOTES TO PRO FORMA CONDENSED COMBINED AND CONSOLIDATED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The Business Combination has been accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Pono has been treated as the “accounting acquiree” and AERWINS as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination has been treated as the equivalent of AERWINS issuing shares for the net assets of Pono, followed by a recapitalization. The net assets of Pono will be stated at historical cost. Operations prior to the Business Combination will be those of AERWINS.

The unaudited pro forma condensed combined and consolidated balance sheet as of December 31, 2022 assumes that the Business Combination and related transactions occurred on December 31, 2022. The unaudited pro forma condensed combined and consolidated statement of operations for the year ended December 31, 2022 gives pro forma effect to the Business Combination and related transactions as if they had occurred on January 1, 2022. These periods are presented on the basis that AERWINS is the acquirer for accounting purposes.

The pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain currently available information and certain assumptions and methodologies that Aerwins believes are reasonable under the circumstances. The unaudited condensed combined and consolidated pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Aerwins believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined and consolidated financial information.

The unaudited pro forma condensed combined and consolidated financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma condensed combined and consolidated financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Pono and AERWINS.

Note 2. Accounting Policies and Reclassifications

Upon consummation of the Business Combination, management performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management did not identify any differences between the accounting policies of the two entities that would have a material impact on the unaudited pro forma condensed consolidated combined financial information. As a result, the unaudited pro forma condensed consolidated combined financial information does not assume any differences in accounting policies.

As part of the preparation of these unaudited pro forma condensed combined and consolidated financial statements, certain reclassifications were made to align Pono’ financial statement presentation with that of AERWINS.

Note 3. Adjustments to Unaudited Pro Forma Condensed Combined and Consolidated Financial Information

The unaudited pro forma condensed combined and consolidated financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined and consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Aerwins has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined and consolidated financial information. Pono and AERWINS have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined and consolidated statement of operations are based upon the number of shares of AERWINS’ common stock outstanding, assuming the Business Combination and related transactions occurred on January 1, 2022.

Adjustments to Unaudited Pro Forma Condensed Combined and Consolidated Balance Sheet

The adjustments included in the unaudited pro forma condensed combined and consolidated balance sheet as of December 31, 2022 are as follows:

A.

Reflects the issuance of two promissory notes to Pono Captial Corp. prior to the closing of the Business Combination. On January 31, 2023, Pono Captial Corp. entered into promissory note agreements in the amounts of $1,130,000 and $450,000 between Mehana Equity LLC and EF Hutton, respectively.

B.

Reflects the redemption of 11,328,988 Pono Public Shares for aggregate redemption payments of $119.0 million, inclusive of $0.2 million in accrued interest, allocated to New Pono common stock and additional paid-in capital using par value $0.0001 per share and a redemption price of $10.50 per share.

C.	Reflects the reclassification of $1.8 million of investments held in the Trust Account to cash and cash equivalents that becomes available at closing of the Business Combination.

D.

Represents the proceeds from the issuance of 3,196,311 Escrow Shares per the Escrow Agreement entered into in connection with the closing of the Business Combination (as previously defined) for an aggregate of $5.0 million.

E.	Represents the receivables of $5,321 and outstanding to shareholders of AERWINS subject to collection pursuant to the Merger Agreement.

F.

Represents AERWINS’ transaction costs of $0.5 million, and Pono’s transactions costs of $4.4 million inclusive of advisory, banking, printing, legal and accounting fees that are expensed as a part of the Business Combination, deferred underwriting fees and equity issuance costs that are capitalized into additional paid-in capital. Of the transaction costs, $3.5 million has been incurred and reflected in the historical financial statements of Pono, $0.6 million has been recorded in accounts payable, $0.4 million has been recorded in accrued expenses and $0.2 million in transaction costs already paid in the historical financial statements and reflected in the transaction accounting adjustments in the unaudited condensed combined and consolidated balance sheet.

G.	Reflects the reclassification of Pono’ Class A common stock subject to possible redemption into permanent equity.

H.	Represents the issuance of Pono’s common stock at a par value of $0.000001 to AERWINS shareholders as consideration for the Business Combination.

I.	Reflects the reclassification of Pono’ historical accumulated deficit into additional paid-in capital as part of the reverse recapitalization.

Adjustments to Unaudited Pro Forma Condensed Combined and Consolidated Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined and consolidated statement of operations for the year ended December 31, 2022 are as follows:

AA.

Reflects estimated non-recurring transaction costs not already reflected in the historical financial statements of approximately $0.3 million as if incurred on January 1, 2022, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined and consolidated statement of operations.

BB.	Reflects elimination of investment income on the Trust Account.

Note 4. Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2022. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entirety of all periods presented.

	For the Year Ended December 31, 2022(1)	For the Year Ended December 31, 2021 (1)
Numerator:
Pro forma net loss	$(13,719,768)	$(10,215,085)
Denominator:
Weighted average shares outstanding—basic and diluted(2)	55,726,752	55,726,752
Net loss per share:
Basic and diluted	$(0.25)	$(0.18)

(1)	Pro forma net loss per share includes the related pro forma adjustments as referred to within the section “Unaudited Pro Forma Condensed Combined and Consolidated Financial Information.”
(2)

The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive and/or issuance or vesting of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the periods presented.